EXHIBIT 5

Nixon Peabody LLP

Clinton Square

Post Office Box 31051

Rochester, New York 14603-1051

(585) 263-1000

Fax: (585) 263-1600

May 21, 2003

Barnes Group Inc.

123 Main Street

Bristol, Connecticut 06011-0489

Ladies and Gentlemen:

We have acted as special counsel to Barnes Group Inc. (the “Company”) in connection with the Registration Statement of the Company on Form S-3 (Registration No. 333-104242, the “Registration Statement”) filed on April 2, 2003 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), as well as the prospectus supplement dated May 21, 2003 and accompanying prospectus dated April 11, 2003 filed pursuant to Rule 424(b) under the Act (the “Prospectus”) covering 2,000,000 shares (the “Company Shares”) to be offered and sold by the Company, 823,506 shares to be offered and sold by the selling stockholder named in the Prospectus, and 423,525 shares (the “Over-Allotment Shares”) that may be offered and sold by the Company at the underwriters’ option solely for the purpose of covering over-allotments.

We have examined the Registration Statement, including the exhibits thereto, the Prospectus, and such other documents, corporate records and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement and Prospectus are true and correct as to all factual matters stated therein.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable and we have assumed that the underwriting agreement described in the Prospectus (the “Underwriting Agreement”) has been duly authorized, executed and delivered by all parties thereto other than the Company, assumptions which we have not independently verified.

Barnes Group Inc.

May 21, 2003

We are opining herein solely with respect to the federal laws of the United States, the state laws of the State of New York the General Corporation Law of the State of Delaware, the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting the Delaware laws.

Based upon such examination, we are of the opinion that the Company Shares and the Over-Allotment Shares have been duly authorized and after such shares have been issued and delivered as described in the Prospectus and the consideration therefor shall have been received by the Company as set forth in the Underwriting Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Common Stock while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of this firm’s name under the caption “Validity of Securities” in the prospectus dated April 11, 2003 and under the caption “Legal Matters” in the prospectus supplement dated May 21, 2003. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/    NIXON PEABODY LLP